EXHIBIT 5.1


                  Opinion of Whiteford, Taylor & Preston L.L.P.
                          (contains Consent of Counsel)



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                           WHITEFORD, TAYLOR & PRESTON
                                     L.L.P.

                             SEVEN SAINT PAUL STREET
                         BALTIMORE, MARYLAND 21202-1626

                                  410 347-8700
                                FAX 410 347-8731

                          210 WEST PENNSYLVANIA AVENUE
                           TOWSON, MARYLAND 21204-4515
                             TELEPHONE 410 832-2000
                                FAX 410 832-2015

                                      -----

                          30 COLUMBIA CORPORATE CENTER
                          10440 LITTLE PATUXENT PARKWAY
                            COLUMBIA, MARYLAND 21044
                             TELEPHONE 410 884-0700
                                FAX 410-884-0719

                                      -----

                           1025 CONNECTICUT AVENUE, NW
                           WASHINGTON, D.C. 20036-5405
                             TELEPHONE 202 659-6800
                                FAX 202 331-0573

                                      -----

                                1317 KING STREET
                         ALEXANDRIA, VIRGINIA 22314-2928
                             TELEPHONE 703 836-5742
                                FAX 703 836-0265

                                   May 9, 1997


Board of Directors
HCIA Inc.
300 East Lombard Street
Baltimore, Maryland  21202

                  Re:      Registration Statement on Form S-8

Gentlemen:

                  We have acted as counsel to HCIA Inc., a Maryland corporation (the "Corporation"), in connection with the filing of Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 by the Corporation under the Securities Act of 1933, as amended (the "Registration Statement"), which Registration Statement registers the distribution of an additional: (i) 1,900,000 shares of common stock of the Corporation, par value $.01 per share ("Common Stock"), reserved for issuance to eligible employees of the Corporation pursuant to the HCIA Inc. 1994 Stock and Incentive Plan, as amended; and (ii) 100,000 shares of Common Stock reserved for issuance to non-employee directors of the Corporation pursuant to the HCIA Inc. 1995 Non-Employee Directors Stock Option Plan, as amended (collectively, the "Plans"). In that capacity, we have reviewed the Articles of Incorporation and Bylaws of the Corporation, both as amended to date, the Registration Statement, the Plans, the originals or copies of corporate records reflecting the corporate action taken by the Corporation and its stockholders in connection with the approval of the Plans and amendments thereto and the issuance of the Common Stock under the Plans and such other instruments as we have deemed necessary for the issuance of this opinion.

                  Based upon the foregoing, we are of the opinion that the Common Stock to be offered under the Plans has been duly authorized by all requisite action on the part of the Corporation and, when issued in accordance with the terms and conditions of the Plans, will be legally issued, fully paid and non-assessable.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of




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Board of Directors
HCIA Inc.
May 9, 1997
Page 2


persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.


                                       Very truly yours,

                                       Whiteford, Taylor & Preston L.L.P.